UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2026
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4700 Wilshire Boulevard, Los Angeles, CA 90010	(866) 242-1266
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02    Unregistered Sale of Equity Securities.

On September 9, 2026, Creative Media & Community Trust Corporation (the “Company”) issued 7,477 shares of Common Stock, par value $0.001 (“Common Stock”), in respect of redemptions of the Company’s Series A1 Preferred Stock, par value $0.001 (the “Series A1 Preferred Stock”), in lieu of cash payment for the redemption of 1,388 shares of Series A1 Preferred Stock, including accrued and unpaid dividends.

On September 9, 2026, the Company issued 23,078 shares of Common Stock, in respect of redemptions of the Company’s Series A Preferred Stock, par value $0.001 (the “Series A Preferred Stock”), in lieu of cash payment for the redemption of 4,087 shares of Series A Preferred Stock, including accrued and unpaid dividends.

Such redemptions were requested by the holders of Series A1 Preferred Stock and Series A Preferred Stock. The conversion price was based on the VWAP of the Common Stock for the 20 Trading Days (with each such term as defined in the Company’s charter) immediately preceding the redemption date of September 9, 2026, and amounted to approximately $4.35 per share.

As of September 10, 2026, the Company has received outstanding redemption requests from the holders of Series A1 Preferred Stock and Series A Preferred Stock, with respect to approximately 12,217 shares and 9,906 shares of Series A1 Preferred Stock and Series A Preferred Stock, respectively, which the Company may elect to redeem in shares of Common Stock or cash, at the Company’s discretion. If the Company elects to redeem in shares of Common Stock, it will do so as soon as practical after the Company opens its next trading window in accordance with its Insider Trading Policy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: September 10, 2026	By:	/s/ Brandon Hill Brandon Hill Chief Financial Officer and Treasurer